SCHEDULE 14A
                           (RULE 14A-101)

              INFORMATION REQUIRED IN PROXY STATEMENT

                      SCHEDULE 14A INFORMATION
    PROXY STATEMENT PURSUANT TO SECTION 14(A)  OF THE SECURITIES
              EXCHANGE ACT OF 1934 (AMENDMENT NO. N/A)

  Filed by the registrant  XX

  Filed by a party other than the registrant

  Check the appropriate box:

         Preliminary proxy statement

  XX Definitive proxy statement

     q    Definitive additional materials

     q    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

             AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
          (Name of Registrant as Specified in Its Charter)

     NICHOLAS N. WENTWORTH ON BEHALF OF THE BOARD OF DIRECTORS
             (Name of Person(s) Filing Proxy Statement)

  Payment of filing fee  (Check the appropriate box):

  X    $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

       $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(i)(3).

       Fee computed on table below per Exchange Act Rules 14-a6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:____________________________

       (2) Aggregate number of securities to which transaction applies:__________________________

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:____________
                  __________________________________________________

            (4)   Proposed maximum aggregate value of transaction:________
                  ___________________________

           Check box if any part of the fee is offset as provided by Exchange
Act   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
       (1)  Amount previously paid:         125.00
       (2)  Form, schedule or registration statement no:     14A
       (3)  Filing party:      American Absorbents Natural Products, Inc.
       (4)  Date filed:    6-21-99


             AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                          ________________

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          ________________

  The annual meeting of the shareholders of American Absorbents Natural
Products,   Inc., a Utah Corporation, (the Company) will be held, in
accordance with the bylaws of the Company, at the Metropolitan Club, 600 South Congress Avenue Suite 1300, Austin, Texas, on Wednesday, July 28, 1999,
at   1:00 P. M. for the following purposes:

                 1.   To elect four directors;

                 2.   To receive the reports of officers (without taking any
                      action   thereon);

                 3. To authorize the board to evaluate the performance of the present auditing firm, Orton & Company, located in Salt Lake City, Utah, and the hiring of a local auditing firm as independent certified public accountants for fiscal year ending January 31, 2000, should the board deem it appropriate; and

                 4. To ratify and approve transactions with Austin Young, Inc. including the borrowing of working capital funds, use of assets as collateral, and office/equipment leases; and,

                 5. To ratify the compensation for directors who are not employees.

                 6. To transact such other business as may properly come before the meeting.

  Only holders of common stock of record on the books of the Company at the
close   of business on May 31, 1999, will be entitled to notice of and to vote at the annual meeting of shareholders and any adjournment or adjournments or postponement or postponements thereof. A list of shareholders entitled to vote at the annual meeting of shareholders will be kept on file at the offices of the Company at least ten days prior to the annual meeting of shareholders and may be reviewed by any shareholder during regular business hours.

  The enclosed proxy, which is being solicited on behalf of the Board of
Directors   of the Company, should be completed, dated, signed and returned promptly to assure that your vote will be included.

  YOU MAY, OF COURSE, CHOOSE TO REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THIS PROXY AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING OF SHAREHOLDERS, AND PERSONALLY CAST YOUR VOTES.




           Kimberly A. Love, Secretary

           Austin, Texas
           June 16, 1999








             AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                 3800 HUDSON BEND ROAD, SUITE #300
                        AUSTIN, TEXAS 78734
                            ____________

                          PROXY STATEMENT
                            ____________

                SOLICITATION AND REVOCATION OF PROXY

  The accompanying proxy is being furnished to holders of Common Stock ($0.001 par value), of American Absorbents Natural Products, Inc., a Utah corporation, (the Company) and is solicited by the Board of Directors of the Company for use at the annual meeting of the shareholders to be held at The Metropolitan Club, 600 South Congress Avenue Suite 1300, Austin Texas, on Wednesday, July 28, 1999, 1:00 PM (local time), and any postponements or adjournments thereof.

  The expenses of preparing, assembling, printing and mailing the proxy statement and material used in the solicitation of proxies will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mails, but officers, directors and regular employees of the Company may solicit proxies personally or by telephone or mail.

  Any shareholder executing a proxy retains the right to revoke it by giving written notice dated after the date of the proxy and before the proxy is
counted at the annual meeting of shareholders,   to the Secretary of the
Company, by duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company, or by attending the annual meeting of shareholders and voting in person. Any written notice revoking a proxy should be sent to the offices of the Company at the address listed above.

  All shares represented at the annual meeting of shareholders by properly executed proxies received prior to or at the annual meeting of shareholders, unless such proxies previously have been revoked, will be voted at the annual meeting of shareholders in accordance with the instructions on the proxies. If no instructions are indicated, proxies will be voted for each nominee and for each item set forth in the Proxy. If any other matters are properly presented to the annual meeting of shareholders for action, the persons named on the enclosed form or forms of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

  The Board of Directors has fixed the close of business on May 31, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the annualmeeting of shareholders. As of the record date, there were 7,420,252 shares of common stock ($0.001 par value) of the Company outstanding. Holders of record of common stock on the record date are entitled to cast one vote per share, to be exercised in person or by properly executed proxy, with respect to each matter to be considered by them at the annual meeting of shareholders.

  The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting of shareholders.


  The approval of at least a majority of those shares of common stock voted at the annual meeting of shareholders for each nominee and for each item set forth in the notice of annual meeting of shareholders will be required to elect the nominees and to approve such matters.

  Copies of this proxy statement and enclosed proxy card were filed with the Washington, D.C. office of the Securities & Exchange Commission a minimum of ten days prior to them being sent to shareholders on approximately June 16, 1999.

  THE BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE FOR THE NOMINEES AND MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING OF SHAREHOLDERS.


                       ELECTION OF DIRECTORS

  The Board of Directors has nominated four persons to be elected at the annual meeting of shareholders, each to serve until the next annual meeting of shareholders and until their successor is elected and qualified. To be elected, a director must receive the votes of a majority of the shares present at the meeting by proxy or in person, provided that a majority of all shares are present at the meeting by proxy or in person. Shares represented by the proxies solicited by the Board of Directors will be voted (unless otherwise directed) in favor of the election as directors of the persons named below. The bylaws of the Company provide for a maximum of nine directors. The enclosed proxy cannot be voted for a greater number of persons than the number of nominees named.

  Each nominee has agreed to serve as a director of the Company if elected. However,in the unexpected event of the refusal or inability of any nominee for director to serve, proxies may be voted for a substitute nominee designated by the Board of Directors, or the Board may be reduced accordingly.

  The following information concerning the principal occupation of each nominee during the past five years and certain other information have been furnished to the Company by each nominee for director:



  ROBERT L. BITTERLI was appointed Interim Acting President on April 5, 1999 and appointed Chief Executive Officer, President and Director effective May 12, 1999. Mr. Bitterli founded and served as President of Windfall Corporation, a management consulting firm, specializing in corporations seeking and working with government contracts. He also served as President of Security First Group Benefits Corporation, one of the Trilon Financial group of companies (the 12th largest financial organizations in the world), providing marketing, sales, communication and administrative services to employers for both qualified and non- qualified pension and retirement plans. He served as Vice President of Security First Group, a company providing investments and investment advisory services and as General Partner of the Diversified Securities Network, a company specializing in the sales of securities and limited partnerships. Mr. Bitterli was with Security First Group for twelve years. He also owns J&B Properties, a residential property investment and management company, and a majority interest in Devin Lane Publishing, a
publisher   of thriller fiction.  He served with honor in the United States
Army in an enlisted and commissioned capacity. He holds a B.S. degree in Psychology from Campbell University in Bueise Creek, North Carolina and an
M.A. in Business Administration and Personnel Management, both from Webster University in St. Louis, Missouri. Age 42.

  THE HONORABLE JOHN E. KRINGS is currently president of Krings Corporation. Krings Corporation provides consulting services for the defense industry, National Aeronautics and Space Agency, and the Federal Aviation Agency. Prior to serving as President of Krings Corporation, Mr. Krings served as Assistant Secretary of Defense. The President appointed Mr. Krings as the first
Director,   Operational Test and Evaluation (DOT&E), Department of Defense
(DOD), at the level of Assistant Secretary of Defense. As such, he worked directly for the Secretary of Defense and Congress. Mr. Krings also served on the Defense Resources Board and the Defense Acquisitions Board. He evaluated and reported independently to the Congress and the Secretary of Defense in regard to the effectiveness and suitability of all major weapons systems as a prerequisite to military systems entering full production. Mr. Krings has thirty years experience in aerospace design, engineering, testing, marketing and management with McDonnell Douglas Corporation.

  He was responsible for all of McDonnell Douglas Corporation Navy and Marine Corps programs. Mr. Krings served in the Air Force and Air National Guard as a fighter pilot, test pilot, and nuclear weapons expert. Mr. Krings holds a
B.S. degree in Chemistry and Physics.   Age 69

  DONALD R. CHAPMAN has served as a director of the Company since May 1999. From 1962 to the present, Mr. Chapman has been involved in real estate investments including purchase and sale of properties, financing of properties, construction of properties and sub-division development.
Since 1970, he has been self-employed through the ownership of his own automobile sales and financing company, Don Chapman Motor Sales. From 1960 to 1970, Mr. Chapman was employed in auto sales and financing by Republic Finance Company. From 1959 to 1960, he was in auto sales for Armstrong-Johnson Ford in Austin, Texas. Mr. Chapman attended the University of Texas at Austin from 1954 to 1959. Age 63.

  RICHARD A. WATERFIELD has served as a director of the Company since March
1999.    He has been the owner of Database Marketing, a high tech marketing company, since February 1997 and the owner of Waterworks Productions since October 1992. Mr. Waterfield has been a loan consultant and lobbyist with Waterfield and Associates since October 1991. He was elected as a representative to the Texas State Legislature for District 88 and served two terms from 1986 to 1991. During that time he was voted Outstanding Freshman Legislator. He served on the Human Services Agriculture Committee and as a member of the Congressional Oil and Gas Advisory Committee. From 1984 to
1991, Mr. Waterfield was the owner of Washita Investments, a commodities trading firm. He was a part owner in Canadian Feed-yard working in commercial cattle feeding operations, commodity trading and risk management from 1975 to 1984. Mr. Waterfield has served on the Canadian City Council, the Canadian School Board and on the board of directors of First State Bank of Canadian, Texas.  He attended Oklahoma State University majoring in
business   and animal science.   Age  59.

  There are no known arrangements or understandings between any of the foregoing individuals and any other person pursuant to which they were elected as a director or as a nominee.

  The Company has no audit, nominating, or compensation committees. The present Board of Directors met twelve times during the fiscal year ended January 31, 1999. All incumbent directors attended at least 75% or more of the total number of meetings of the Board of Directors during the last fiscal year or for such shorter period that they served as a director.




                       EXECUTIVE COMPENSATION

  Neither the Company nor its wholly owned subsidiary has a written employment
contract   with any of its officers.  All of the officers are currently paid a regular monthly salary by the Company. The Company does not have any pension, retirement, deferred compensation or similar plan for its officers, directors or employees. It does have an incentive stock option plan for its officers, directors, employees and other persons who perform substantial services for or on behalf of the Company. The 1995 Stock Option Plan provides for the granting of options on a maximum of 1,000,000 shares of the Company's common stock (which number is subject to adjustments in the event of stock dividends, stock splits and other similar events). The 1995 Stock Option Plan is administered by the Board of Directors, or, at its option, a duly authorized committee of the Board. Options may be granted at the market bid price of the common stock at the time of issuance and can be exercised by the payment of cash, surrender of shares of common stock of the Company equivalent to the option exercise price or through a reduction in the number of shares received pursuant to the option exercise equivalent to the amount of the option exercise price. The term of any option granted may extend for seven years from the date of grant. No options were granted pursuant to the 1995
Stock Option Plan to Officers and Directors during the fiscal year ended
January 31, 1999.

  The following table sets forth the aggregate remuneration paid or accrued for the fiscal years ended January 31, 1997, 1998 and 1999, as to each officer of the Company whose aggregate remuneration exceeds $100,000, and as to the aggregate remuneration of all officers as a group:


     1) Excludes the value of personal use of Company office facilities and certain other personal benefits. The value of such personal benefits cannot be specifically or precisely ascertained without unreasonable effort. After reasonable inquiry, however, the Company believes that the aggregate annual amount of such personal benefits does not exceed $50,000 per person or 10% of the total annual salary and bonus for the named executive officer or officers as a group.

  Under Utah law the Company is entitled to pay compensation to its directors. The Company has adopted a policy of compensation for its directors, subject to ratification by the shareholders proposed herein. The Company may implement a cash compensation plan to compensate its directors at some point in the future. Directors are also eligible to receive stock options under the 1995 Stock Option Plan. The four directors during fiscal year 1999, Terry L. Young,
David W. Redding, William C. Branch and Nicholas N. Wentworth, each received 5,000 shares of restricted common stock for their services on the board of directors. The fair market value of the common stock was $0.75 per share.

                       1995 STOCK OPTION PLAN

  The Company does not have any pension, retirement, deferred compensation, or similar plan for its officers or employees. The Company does have an incentive stock option plan for its officers, directors, employees and persons who perform substantial services for or on behalf of the Company.
The Company's 1995 Stock Option Plan which replaced the 1993 Stock Option
Plan (under which no options were granted) authorizes the grant of stock options with respect to up to 1,000,000 shares of the common stock (which number is subject to adjustments in the event of stock dividends, stock splits and other similar events) and, accordingly, 1,000,000 shares of authorized but unissued stock have been set aside by the Board of Directors for issuance subject to options that may be granted under the 1995 Stock Option Plan. The Plan is administered by the Board of Directors, or, at its option, a duly authorized committee of the Board. All employees (including executive officers and directors) of the Company, and its subsidiary, together with other persons who perform substantial services for or on behalf of the Company, are eligible to receive options under the 1995 Stock Option Plan. The term of the 1995 Stock Option Plan is for a period of five years from the date of the plan. Options granted under the Plan are granted at the market "bid" price of the common stock at the time of grant and may be exercised by the optionee by the payment of cash, surrender of shares of common stock of the Company equivalent to the option exercise price or through a reduction in the number of shares received pursuant to the option exercise equivalent to the amount of the option exercise price for a period of seven years from the date of grant. No options were granted under the 1995 Stock Option Plan during the fiscal year ended January 31, 1999.

  The following table sets forth the aggregated option/SAR exercises in the last fiscal year and the fiscal year- end option/SAR values:



      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                      FY-END OPTION/SAR VALUES

                                           NUMBER OF    VALUE OF UNEXERCISED
                                          UNEXERCISED
                  ACQUIRED                OPTIONS/SARs    IN-THE-MONEY
                     ON        VALUE     at FY-End (#)    OPTIONS/SARS
                  EXERCISE    REALIZED   Exercisable/     AT FY-END ($)
       NAME         (#)         ($)       Unexercisable   EXERCISABLE/
                                                          UNEXERCISABLE

  David W. Redding    -0-       -0-      100,000 E       0/0

  Kimberly A. Love    -0-       -0-      25,000 E        0/0

The exercisable options listed in the above table were granted to the officer listed on June 17, 1997. No options were exercised during the fiscal year ended January 31, 1999. The options to purchase granted to David W. Redding are currently under dispute. The dispute arises primarily from the manner in which the plan was drafted and in the manner in which the options were awarded (since the issuance of the options was not approved by disinterested members of the board).


           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Austin Young, Inc. is the major stockholder of the Company, beneficially owning 3,179,118 shares, or approximately 42.84% of the common stock at May 31, 1999, which amount includes the shares beneficially owned by Austin Young, Inc. as described above. Austin Young, Inc. is controlled by Terry L. Young, the Chief Executive Officer, Chairman and controlling shareholder of the Company during the fiscal year ended January 31, 1999. Austin Young, Inc. is a publicly held Texas corporation that operates as a real estate developer principally in the Austin, Texas area. It also owns a publishing company, American Crisis Publishing, Inc., which publishes drug and alcohol abuse literature, educational books and magazines for ages 5 through adult, and coloring books for children ages one through four. Mr. Young owns approximately 90% and the public shareholders own approximately 10% of the outstanding common stock of Austin Young, Inc. Mr. Young beneficially owns 3,179,118 shares or approximately 42.84% of the outstanding stock of the company at May 31, 1999, which amount includes the shares owned by Austin
Young, Inc. as described above.

  On October 8, 1993, the Company entered into a Commercial Earnest Money Contract with Cassidy Consolidated Properties, Inc., a corporation controlled by the former spouse of Terry L. Young. The purchase price of the building purchased pursuant to the contract was $180,000, paid by the issuance of 6,000 shares of common stock and a note payable of $150,000 payable at the rate of $1,500 per month. The seller acquired the building in 1992 for $150,000. In August, 1996, this mortgage was paid off and refinanced at a bank using collateral of Austin Young, Inc. as security and granting Austin Young, Inc. a security interest in the warehouse facility. During the fiscal year ended January 31, 1999 the bank loan was repaid from proceeds of a private stock offering.

  In February 1992, the Company issued stock to the shareholders of American Absorbents,Inc. in return for all of the outstanding shares of such company. Terry L. Young received 290,000 shares, or approximately 41% of the shares of common stock issued in such transaction. Mr. Young received 200,000 of the 290,000 shares for services rendered in founding the subsidiary of the Company. The remaining shares were also issued for services rendered to the Company.

  On May 13, 1991, 3,380,000 (pre-split) shares were purchased by the Company from Austin Young, Inc. for $65,000 and canceled. The Company agreed that Austin Young, Inc. would have the right to repurchase these shares for the same price at any time up to June 1, 1993. On July 15, 1992, the Company issued 3,380,000 (post-split) shares to Austin Young, Inc. for debt relief of $65,000.

  In February 1993, the Company issued to Austin Young, Inc. a five-year option to purchase up to 1,000,000 shares of common stock at an exercise price of $3.00 per share. On June 16, 1993, Austin Young, Inc.exercised its option to purchase 12,000 shares. On June 17, 1997, Austin Young, Inc. returned the remaining 988,000 options to the Company for cancellation.

  Austin Young, Inc. furnishes to the Company the office space and some equipment currently used by the Company pursuant to a 5-year lease dated July 1996, for a monthly lease rate of $1,900.

  Austin Young, Inc. has advanced funds to the Company from time to time for operating expenses. At January 31, 1999, the Company owed approximately $50,000 in principal to Austin Young, Inc., which amount was evidenced by a promissory note bearing interest at 7% per annum and due on demand. The note payable to Austin Young, Inc. was reduced by $129,052 during the fiscal year ended January 31, 1999 from proceeds of a private stock offering.


                         CHANGE IN CONTROL

  There were no arrangements known to management the effect of which would result in a change of control of the Company, nor did such a change of control occur during the fiscal year ended January 31, 1999. During the first part of fiscal year 2000 several changes in management occurred as follows which resulted in a virtual change in managing control of the Company. There were no resignations involving officers or directors related to disagreements on any matter relating to Company operations, policies or practices. There was one termination (David W. Redding, President and Chief Operating Officer) involving disagreements on matters related to Company operations, policies or practices.

  Terry L. Young resigned as Chief Executive Officer effective March 1, 1999 and his term as Chairman of the Board of Directors and as a director on April 30, 1999.

  David W. Redding was terminated as President, Chief Operating Officer, Assistant Secretary and Treasurer effective May 12, 1999.

  William C. Branch resigned as a member of the Board of Directors effective February 26, 1999.

  Donald L. Gillespie and Richard A. Waterfield were elected to the Board of Directors of the Company in March 1999.

  Robert L. Bitterli was appointed Interim Acting President on April 5, 1999 and appointed Chief Executive Officer, President and Director effective May 12, 1999.

  Donald R. Chapman was elected a Director in May 1999.

  James W. Haake was appointed Chief Operating Officer in June 1999.

  Nicholas N. Wentworth was elected as Chairman of the Board of directors May 10, 1999.


          RATIFICATION AND APPROVAL OF THE APPOINTMENT OF
              INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  The board seeks approval to evaluate the performance of the present auditing firm, Orton & Company, located in Salt Lake City, Utah, and the hiring of a local auditing firm as independent certified public accountants for fiscal year ending January 31, 2000, should the board deem it appropriate. For several years, Orton & Company has been employed as independent auditors and they completed the audit for year ended January 31, 1999. The Company feels that more efficient service may be achieved by hiring a local auditing company. Representatives of Orton & Company are invited to make a presentation at the shareholder meeting but are not expected at the meeting because of travel constraints.


   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
  The following table sets forth certain information furnished by the following persons concerning the common stock ($0.001 par value) ownership as of May 31, 1999, of (i) each person who is known to the Company to be the beneficial owner of more than 5 percent of the common stock; (ii) all directors and nominees for director; and, (iii) all directors, nominees for director and officers of the Company as a group:



   NOTE A:
  The 100,000 options to purchase granted to David W. Redding are currently under dispute. The dispute arises primarily from the manner in which the plan was drafted and in the manner in which the options were awarded (since the issuance of the options was not approved by disinterested members of the board).

  1) UNLESS OTHERWISE INDICATED, THE SECOND COLUMN REFLECTS AMOUNTS AS TO WHICH THE BENEFICIAL LISTED IN THE FIRST COLUMN HAS SOLE VOTING POWER AND SOLE INVESTMENT POWER.

  2) THE TOTAL NUMBER OF SHARES OF COMMON STOCK OUTSTANDING AS OF MAY 31, 1999, WAS 7,420,252. OPTION SHARES TO EACH NAMED DIRECTOR OR OFFICER, WHICH ARE NOT CURRENTLY OUTSTANDING BUT WHICH ARE SUBJECT TO OPTION EXERCISE, ARE DEEMED TO BE OUTSTANDING FOR THE PURPOSE OF COMPUTING
       THAT DIRECTOR'S, OFFICER'S OR GROUP'S PERCENTAGE OF OWNERSHIP OF OUTSTANDING SHARES OF COMMON STOCK, BUT ARE NOT DEEMED TO BE OUTSTANDING FOR COMPUTING THE PERCENTAGE OF COMMON STOCK OWNED BY ANY OTHER PERSON.

  3) AUSTIN-YOUNG, INC. IS APPROXIMATELY 90% CONTROLLED BY TERRY L. YOUNG, ITS CHAIRMAN AND CEO. MR. YOUNG WAS A DIRECTOR, OFFICER AND 42.84% CONTROLLING SHAREHOLDER OF THE COMPANY THROUGH HIS CONTROL POSITION IN AUSTIN YOUNG, INC. OF THE SHARES SET FORTH ABOVE, 47,000 ARE HELD IN BROKERAGE ACCOUNTS IN THE NAME OF AUSTIN YOUNG, INC.

  4) OF THE SHARES SET FORTH ABOVE FOR TERRY L. YOUNG, 2,910,292 ARE OWNED OF RECORD BY AUSTIN YOUNG, INC., A CORPORATION CONTROLLED BY MR. YOUNG; 47,000 ARE HELD IN BROKERAGE ACCOUNTS IN THE NAME OF AUSTIN YOUNG, INC.;
       113,894 ARE HELD IN THE NAME OF MR. YOUNG; 80,918   ARE HELD IN THE
       NAME OF TERRY L. YOUNG AND AUSTIN YOUNG, INC.;   2,800 ARE OWNED OF
       RECORD BY THE SPOUSE OF MR. YOUNG;  4,214 ARE HELD IN THE NAME OF KIM
       E. COLEMAN AS CUSTODIAN FOR GRETCHEN COLEMAN, AND, 20,000 ARE HELD IN BROKERAGE ACCOUNTS OF RECORD BY THE CHILDREN OF MR. YOUNG.

  5) OF THE SHARES SET FORTH ABOVE FOR DAVID W. REDDING, 205,059 ARE HELD IN THE NAME OF DAVID W. REDDING; 27,000 ARE HELD IN THE NAME OF DAVID W. REDDING FOR THE BENEFIT OF FAMILY MEMBERS, AND, 500 ARE OWNED OF
       RECORD BY THE SPOUSE OF MR. REDDING.

     6) Of the shares set forth above for William C. Branch, 177,189 are owned of record by Mr. Branch, 29,000 are owned of record by Mr. Branch as custodian for the Charles P. Davis Trust and 26,473 are held of record by Mr. Branch as custodian for family members.

     7) Of the shares set forth above for Donald L. Gillespie, 62,500 are held in the name of Mr. Gillespie and 100 are owned of record by the spouse of Mr. Gillespie.

     8) Of the shares set forth above for Daniel F. Creedon, 16,898 are held in the name of Mr. Creedon and 24,242 are held in a brokerage account for the benefit of Mr. Creedon.

     9) Of the shares set forth above for Nicholas N. Wentworth, 10,000 are held in the name of Mr. Wentworth and 33,335 are held in a brokerage account for the benefit of Mr. Wentworth.


  SECURITY OWNERSHIP OF NOMINEES & NEWLY ELECTED OFFICERS AND DIRECTORS:

  The following table sets forth the security ownership on May 31, 1999 for each of the nominees and newly elected officers and directors elected to their positions subsequent to May 31, 1999:




RATIFICATION AND APPROVAL OF THE BORROWING OF WORKING CAPITAL FUNDS, USE OF COLLATERAL AND OFFICE/EQUIPMENT LEASES FROM AUSTIN, YOUNG, INC.

  From time to time, since inception, the Company has been advanced working capital funds from Austin Young, Inc. No working capital funds were advanced to the Company during the fiscal year ended January 31, 1999. During fiscal 1999 the note to Austin Young, Inc. was reduced by $129,052 in principal. At January 31, 1999, the total amount owing to Austin Young, Inc. was $50,000. Such amount is evidenced by a demand promissory note bearing interest at 7% per annum. Management of the Company believes that the terms of the note are fair to the Company. In addition, the Company has used collateral of Austin Young, Inc. to secure bank financing on the warehouse facility in Austin, Texas and has in turn given Austin Young,Inc. a security interest in the warehouse facility for the use of Austin Young,Inc.'s assets as collateral. That note was repaid during the year ended January 31, 1999 and the security interest in the warehouse facility was released by Austin-Young, Inc. The Company also leases office space and equipment from Austin Young, Inc. at a rate of $1,900 per month. However, because none of the directors at such time that these transactions were made was a disinterested party, the transactions may be subject to challenge by the shareholders.

  Section 16-10a-851 of the Utah Revised Business Corporation Act provides that no such conflicting interest transactions may be enjoined, be set aside, or give rise to an award of damages or other sanctions, in a proceeding by a shareholder or by or in the right of the corporation, if the shareholders holding qualified shares approve the transactions at any time, provided that the shareholders holding a majority of such qualified shares are present at a duly held meeting and a majority of such qualified shares present at the meeting vote in favor of the transactions. For purposes of this section, the term "qualified shares" means those shares otherwise entitled to vote on the transactions, except shares owned or controlled by a director who has a conflicting interest respecting the transactions, or by a related person of that director (see"Security Ownership of Certain Beneficial Owners and Management"). There are approximately 3,149,139 common shares qualified to vote on this proposal. In addition, the transactions may not be enjoined, be set aside, or give rise to an award of damages or other sanctions, in a proceeding by a shareholder or by or in the right of the corporation, if the transactions, judged according to the circumstances at the time of commitment, is established to have been fair to the corporation.

  Therefore, the Board of Directors is seeking ratification and approval of the transactions described above at the annual meeting of shareholders by persons holding qualified shares. If less than a majority of the persons holding qualified shares are present at the annual meeting of shareholders, or ifless than a majority of such qualified shares are voted for ratification and approval of such transactions, the transactions may be challenged under the section set forth above. Notwithstanding a failure by the shareholders to ratify and approve the transactions, the Board of Directors believes that under the circumstances at the time of such transactions with Austin Young, Inc., such transactions were fair to the Company and does not intend to seek rescission of the granting of loans, use of collateral or lease agreements by Austin Young, Inc. to the Company.

                         LEGAL PROCEEDINGS

  Neither the Company, any of its properties, nor its subsidiary is a party to any material pending legal proceeding or government action, including any material bankruptcy, receivership, or similar proceedings. Management of the Company does not believe that there are any material proceedings to which any director, officer or affiliate of the Company or its subsidiary, any owner of record, beneficially, of more than 5 percent of the common stock of the Company, or any associate of any such director, officer or affiliate of the Company, or security holder is a party adverse to the Company or its subsidiary or has a material interest adverse to the Company or its subsidiary. The Company does, from time to time, get involved in litigation in the carrying out of its operations.

  On or about May 25, 1998, the Company received service on a lawsuit (Cause No. 9804737) that was filed in the 126th Judicial District Court of Travis County, Texas by Mr. Charles R. Walden, Jr. (former President of the Company). Named as defendants in the lawsuit were American Absorbents Natural Products, Inc. and Terry L. Young. Prior to receiving service on the lawsuit, the Company had filed a lawsuit against Mr.Walden seeking the return and cancellation of
200,000 common shares he had been sold at a reduced rate pursuant to a 30 month note by Austin Young, Inc. in return for future services to the Company to get the Company beyond the development stage. Mr. Walden's services to the Company was terminated for cause within 60 days of the transaction. Subsequent to the sale by note of the shares to Mr. Walden by Austin Young, Inc., the Company purchased the note from Austin Young, Inc. The Company sought to have these shares canceled for the benefit of all shareholders for failure on Mr. Walden's part to perform the required services and failure to pay the note when due in August, 1997. The Company did not expect this litigation to have any material impact on the Company, its management or its operations. This matter was settled in arbitration in early 1999 by Mr. Walden's return to the
Company of 50,000 of the   common shares for a $15,000 payment by the Company
to Mr. Walden and the Company's forgiveness of the note in exchange for return of an additional 40,000 shares to the Company. Mr. Walden is only allowed to sell 4,000 shares of his remaining shares each 30-day period.

  On or about July 6, 1998, the Company filed a Complaint For Declaratory Relief (Case No. 98-07-145-CV) in the Circuit Court of the State of Oregon for the County of Harney against David Calkins seeking removal of a Claim of Lien Upon Chattels. Mr. Calkins was contracted by the Company to install milling equipment for the Company in its Oregon Milling Facility. Mr. Calkins alleged that he was not completely paid for the installation and filed a Claim of Lien Upon Chattels (No. 980681) in the amount of $10,806.37. The Company alleges that, after deducting items that were completed without the Company's approval and for the personal benefit of Mr. Calkins and after paying directly to Service Providers items that were billed to the Company by Mr. Calkins, the contract fees were all paid to Mr. Calkins. The Company's management does not expect this litigation to have any material impact on the Company, its management or its operations.

  The Company is currently investigating certain allegations of improprieties involving former officers of the Company. The Company does not believe that the improprieties even if true would have a materially adverse impact on the Company.




                        FINANCIAL STATEMENT

  The audited financial statements of the Company for the years ended January 31, 1999 and 1998 are included with this proxy statement.

 SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS

  The next annual meeting of shareholders of the Company is presently and tentatively scheduled for July 12, 2000. Proposals of shareholders intended to be presented at such meeting must be received by the Secretary of the Company at the offices of the Company at the address listed above no later than January 31, 2000.


                          OTHER BUSINESS

  As of the date of this Proxy Statement, The Board of Directors knows of no other matters to be presented for action at the annual meeting of shareholders. If other matters are properly presented, the person named in the proxy intends to vote in accordance with their best judgment on such matters.


           By Order of the Board of Directors


            s/Nicholas N. Wentworth__________________

            Nicholas N. Wentworth, Chairman of the Board
            Austin, Texas
            June 16, 1999



             AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
      3800 Hudson Bend Road, Suite 300      Austin,Texas 78734


                                PROXY


  This proxy is solicited on behalf of the board of directors. The undersigned hereby appoints Nicholas N. Wentworth as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of American Absorbents Natural Products Inc. held of record by the undersigned on May 31, 1999, at the annual meeting of shareholders to be held on July 28, 1999, or any postponements or adjournments thereof.
-----------------------------------------------------------------------


  1.   ELECTION OF DIRECTORS
       FOR all nominees listed below (except as marked to the contrary below)

       WITHHOLD AUTHORITY to vote for all nominees listed below.
      (Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

     ROBERT BITTERLI   DON CHAPMAN   JOHN E. KRINGS    RICHARD WATERFIELD

   2. Proposal to authorize the board to evaluate the performance of the present auditing firm, Orton & Company, and hire a local auditing firm as independent certified public accountants for fiscal year ending January 31, 2000, should the board deem it appropriate (Circle One)

         FOR                     AGAINST                        ABSTAIN

  3.   Proposal to ratify and approve the transactions with Austin Young, Inc.
(Circle   One)

         FOR                     AGAINST                       ABSTAIN

   4. Proposal to ratify that all non-employee directors be paid the value of $500 in common stock per meeting attended and that said stock shall be issued based on the average closing asking price for the thirty days preceding the meeting (Circle One)

         FOR                     AGAINST                       ABSTAIN

  5. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting (Circle One)

          FOR                    AGAINST                      ABSTAIN


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS
1,   2, 3, 4 AND 5.

  Shares held by joint tenants require both signatures. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

____________________________________    ____________________________________
Signature if individually held
                                         Corporation or Partnership Name

Print Name(s)_______________________     ____________________________________

____________________________________  By:____________________________________
Signature if jointly held
                                          Authorized officer or person

Date:_________________________,1999     NUMBER OF SHARES________________



PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.